Exhibit 99.1

Brian McKeon Joins athenahealth Board of Directors

WATERTOWN, Mass. – September 5, 2017 – athenahealth, Inc. (NASDAQ: ATHN) a leading provider of network-enabled services for hospitals and physician groups, today announced the appointment of Brian McKeon, current IDEXX Laboratories, Inc. (NASDAQ: IDXX) chief financial officer, to its Board of Directors. In addition to joining the Board, Mr. McKeon will serve on the Audit Committee. With Mr. McKeon, the athenahealth Board has been expanded to 10 members.

“Brian is a proven leader with significant management and financial experience across operationally complex and high growth companies,” said Dev Ittycheria, chair of the Nominating and Corporate Governance Committee of the Board. “Brian’s expertise spans multiple industries, including healthcare and technology, and after an extensive search, we are excited to welcome him to the Board. We believe his appointment will further strengthen the Board’s breadth of talent and skills.”

Mr. McKeon currently serves as executive vice president, chief financial officer, and treasurer at IDEXX, a rapidly growing animal health diagnostic and information technology-based company with annual revenue of $1.8 billion. In this role, he leads IDEXX’s finance, business development, and worldwide operations functions. Prior to his appointment as CFO, Mr. McKeon served on the IDEXX board of directors, including as the chair of the Audit Committee and as a member of the Compensation Committee.

“Brian’s successful record in managing the transformation of high growth, global companies will be valuable as we advance our own new chapter of profitable growth and innovation,” said Jonathan Bush, CEO of athenahealth. “We believe Brian’s expertise, especially in driving operational focus and profitability, will support the strategic initiatives we have underway to accelerate value creation across the athenahealth business and work toward our mission to become healthcare’s first platform company.”

“I am honored to join the athenahealth Board and believe my perspective will contribute to the company’s financial and operational transformation,” said Mr. McKeon. “I am eager to work with the Board and management team to drive these important and positive changes to enhance value creation at athenahealth.”

Prior to IDEXX, Mr. McKeon served as executive vice president of Iron Mountain Incorporated from April 2007 to December 2013 and as Iron Mountain’s chief financial officer from April 2007 to October 2013. Mr. McKeon also served as executive vice president and chief financial officer of The Timberland Company from March 2000 to April 2007. From 1991 to 2000, Mr. McKeon held several finance and strategic planning positions with PepsiCo Inc., serving most recently as vice president, finance at Pepsi-Cola, North America. Mr. McKeon holds a BS degree in accounting from the University of Connecticut and an MBA with high distinction from Harvard University.

About athenahealth, Inc.

athenahealth partners with hospital and ambulatory clients to drive clinical and financial results. We offer medical record, revenue cycle, patient engagement, care coordination, and population health services. We combine insights from our network of 100,000 providers and 98 million patients with deep industry knowledge and perform administrative work at scale. For more information, please visit www.athenahealth.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding management’s expectations to advance value creation across the athenahealth business and to become healthcare’s first platform company; management’s expectations for future financial and operational performance, expected growth, and business outlook; and statements regarding management’s expectations to drive value creation. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate,” or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. These risks and uncertainties include: our highly competitive industry and our ability to compete effectively and remain innovative; the development of the market for cloud-based healthcare information technology services; changes in the healthcare industry and their impact on the demand for our services; our ability to successfully recruit qualified new executive and board talent and to manage our management transition; our ability to maintain consistently high growth rates due to lengthening customer sales cycles; the impact of changes in our business model and structure; our ability to successfully implement operational and leadership initiatives; our ability to effectively manage our growth; our ability to protect our intellectual property; current and future litigation, including for intellectual property infringement; our dependence on third-party providers; risks and costs associated with our worldwide operations; our ability to attract and retain highly-skilled employees; our fluctuating operating results; our ability to retain our clients and maintain client revenue; our tax liability; our variable sales and implementation cycles; the timing at which we recognize certain revenue and our ability to evaluate our prospects; defects and errors in our software or services, or interruptions or damages to our systems or those of third parties on which we rely; a data security breach; limitations on our use of data; the effect of payer and provider conduct; the failure of our services to provide accurate and timely information; changing government regulation and the costs and challenges of compliance; the potential for illegal behavior by employees or subcontractors; and the price volatility of our common stock. Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.athenahealth.com and on the SEC’s website at www.sec.gov.

Contact Info:
Dana Quattrochi
athenahealth, Inc. (Investors)
investorrelations@athenahealth.com
617-402-1329

Holly Spring
athenahealth, Inc. (Media)
media@athenahealth.com
617-402-1631